Exhibit 10.1

Second Amendment to Registration Rights Agreement

This Second Amendment to the Registration Rights Agreement (the “Amendment”), dated as of September 28, 2026, is made by and between BNB Plus Corp., a Delaware corporation (“Company”), and each of the several purchasers signatory hereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”). The parties hereto are referred to collectively as the “Parties” and individually as a “Party”.

Whereas, the Parties have entered into that certain Registration Rights Agreement dated as of May 26, 2026, amended by the first amendment dated June 23, 2026 (the “Agreement”);

Whereas, pursuant to Section 6(d) of the Agreement, the Parties desire to amend the Agreement to replace the mandatory registration rights with demand registration rights as more fully described herein;

Whereas, the Purchasers hereto hold 50.1% or more of the Registrable Securities.

Whereas, the Company filed a Registration Statement on Form S-1 with the Securities and Exchange Commission on August 5, 2026 in accordance with the Agreement (the “August 2026 Registration Statement”); and

Whereas, upon signing of this Amendment, the Company will promptly withdraw the August 2026 Registration Statement;

Now, Therefore, in consideration of the terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.              Definitions. Capitalized terms used and not otherwise defined herein have the meaning ascribed to such terms in the Agreement.

2.              Amendment to the Agreement. “Effectiveness Date,” “Filing Date” and Section 2 “Shelf Registration” as defined or otherwise provided under the Agreement is hereby amended and restated in its entirety as follows:

“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the 60th calendar day following the Filing Date (or, in the event of a “full review” by the Commission, the 90th calendar day following the Filing Date) and with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the 60th calendar day following the date on which an additional Registration Statement is required to be filed hereunder (or, in the event of a “full review” by the Commission, the 90th calendar day following the date such additional Registration Statement is required to be filed hereunder); provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.

“Filing Date” means, with respect to the Initial Registration Statement required hereunder, the 45th calendar day following the Demand Date and, with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“2.	Demand Registration.

(a)       The Company shall have no obligation to file a Registration Statement covering the resale of the Registrable Securities except as expressly provided in this Section 2(a). If Holders of at least 51% in interest (“Majority Holders”) of the then outstanding Registrable Securities request in writing that the Company file a Registration Statement covering the resale of any or all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 (a “Demand”) (such date that the Company receives Demand (the “Demand Date”), the Company shall prepare and file with the Commission such Registration Statement on or prior to the Filing Date. Each Demand shall specify the number of Registrable Securities requested to be included in the Registration Statement. Upon receipt of any such request, the Company shall promptly (but in no event later than 5 Trading Days following receipt thereof) deliver notice of such request to all other Holders of Registrable Securities who shall then have 3 Trading Days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. Majority Holders of Registrable Securities shall have the right to Demand no more than two registrations under the Securities Act of all or any portion of their Registrable Securities pursuant to a Registration Statement. Each Registration Statement filed hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith, subject to the provisions of Section 2(e)) and shall contain (unless otherwise directed by the Majority Holders) substantially the “Plan of Distribution” attached hereto as Annex A and substantially the “Selling Stockholder” section attached hereto as Annex B; provided, however, that no Holder shall be required to be named as an “underwriter” without such Holder's express prior written consent. Subject to the terms of this Agreement, the Company shall use commercially reasonable efforts to cause a Registration Statement filed under this Agreement (including, without limitation, under Section 3(c)) to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until the earliest of the date that all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders, or (iii) the two year anniversary of the Closing of the respective Transaction Agreements (the “Effectiveness Period”). The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. (New York City time) on a Trading Day. The Company shall immediately notify the Holders via e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of such Registration Statement. The Company shall, by 9:30 a.m. (New York City time) on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424. Failure to so notify the Holder within one (1) Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 2(d).

(b)       Notwithstanding the registration obligations set forth in Section 2(a) (which arise only upon Demand pursuant to Section 2(a)), if the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 2(e); with respect to filing on Form S-3 or other appropriate form, and subject to the provisions of Section 2(d) with respect to the payment of liquidated damages; provided, however, that prior to filing such amendment, the Company shall be obligated to use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09.

(c)       Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 2(d), if the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement filed pursuant to a Demand as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows:

a.       First, the Company shall reduce or eliminate any securities to be included other than Registrable Securities;

b.       Second, the Company shall reduce Registrable Securities represented by Common Warrant Shares (applied, in the case that some Common Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Common Warrant Shares held by such Holders);

c.       Third, the Company shall reduce Registrable Securities represented by Prefunded Warrant Shares (applied, in the case that some Prefunded Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered shares of Common Stock issuable upon conversion of Prefunded Warrant Shares held by such Holders); and

d.       Fourth, the Company shall reduce Registrable Securities represented by shares of Common Stock issuable upon conversion of Preferred Stock (applied, in the case that some shares of Common Stock issuable upon conversion of Preferred Stock may be registered, to the Holders on a pro rata basis based on the total number of unregistered shares of Common Stock issuable upon conversion of Preferred Stock held by such Holders).

In the event of a cutback hereunder, the Company shall give the Holder at least three (3) Trading Days prior written notice along with the calculations as to such Holder's allotment. In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its best efforts to file with the Commission, as promptly as allowed by the Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended.

(d)       If, in each case with respect to a Registration Statement required to be filed pursuant to a Demand made under Section 2(a): (i) the Initial Registration Statement is not filed on or prior to its Filing Date (if the Company files the Initial Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) herein or the Company subsequent withdraws the filing of the Registration Statement, the Company shall be deemed to have not satisfied this clause (i) as of the Filing Date), or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within fourteen (14) calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the Commission by the Effectiveness Date of the Initial Registration Statement (provided that, if the Registration Statement does not allow for the resale of Registrable Securities at prevailing market prices (i.e., only allows for fixed price sales), the Company shall have been deemed to have not satisfied this clause) or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than fifteen (15) consecutive calendar days or more than an aggregate of thirty (30) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such ten (10) calendar day period is exceeded, and for purpose of clause (v) the date on which such ten (10) or fifteen (15) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.0% multiplied by the aggregate Subscription Amount paid by such Holder. The parties agree that the maximum aggregate liquidated damages payable to a Holder shall be 6% of the aggregate Subscription Amount. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

(e)       If, following a Demand, Form S-3 is not available for the registration of the resale of Registrable Securities hereunder , the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

(f)       Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name any Holder or affiliate of a Holder as any “underwriter” without the prior written consent of such Holder.”

3.       Waiver and Release of Prior Events. Each Purchaser, on behalf of itself and its successors and permitted assigns, hereby irrevocably waives (a) any Event, Event Date or other failure by the Company to perform any of its obligations under Section 2 or Section 3 of the Agreement, as in effect at any time prior to the date of this Amendment, that occurred or arose on or prior to the date of this Amendment, including but not limited to the withdrawal of the August 2026 Registration Statement, and (b) any right to receive partial liquidated damages, interest thereon or any other amount pursuant to Section 2(d) of the Agreement, and any other right or remedy under the Agreement (including Section 6(a) thereof), in respect of any of the foregoing, including but not limited to the withdrawal of the August 2026 Registration Statement, and hereby releases the Company from any and all claims with respect thereto.

4.        Reference to and Effect on the Agreement. Except as specifically modified or amended by the terms of this Amendment, the Agreement and all provisions contained therein are, and shall continue, in full force and effect and are hereby ratified and confirmed. All references in the Agreement to itself shall be deemed references to the Agreement as amended hereby.

5.        Counterparts. This Amendment may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (including by electronic communication) to the other Parties.

6.        Governing Law. This Amendment, and all claims or causes of action based upon, arising out of, or related to the Agreement or the transactions contemplated hereby, shall be determined in accordance with the provisions of the Transaction Agreements, as applicable.

7.        Successors and Assigns. This Amendment shall be binding upon the Parties to the Agreement and their respective successors and permitted assigns.

8.        Headings. Headings in this Amendment are included for convenience or reference purposes only and shall not constitute a part of this Amendment for any other purpose.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

BNB Plus Corp.

By:	/s/ Clay Shorrock
Name:	Clay Shorrock
Title:	Chief Executive Officer and President

Comstock Multichain Fund

By:	/s/ Richard Shorten
Name:	Richard Shorten
Title:	Manager of the General Partner

KGPLA Holdings LLC

By:	/s/ Michael Komaransky
Name:	Michael Komaransky
Title:	Manager

[Signature Page to the Second Amendment to the Registration Rights Agreement]